UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020 (June 8, 2020)

GANNETT CO., INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36097	38-3910250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive
McLean, VA 22107-0910
703-854-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GCI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Gannett Co., Inc. (the “Company”), held on June 8, 2020, the stockholders of the Company voted on the matters described below.

As of April 16, 2020, the record date for the Annual Meeting, holders of 132,058,367 shares of common stock of the Company were entitled to vote.

1.
The Company’s stockholders elected eight directors to serve until the 2021 Annual Meeting of Stockholders, and until their successors are elected and duly qualified, subject to earlier retirement, resignation or removal. The results of the vote are summarized in the table below.

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes*
Mayur Gupta	79,720,414	2,343,237	34,210,812
Theodore P. Janulis	63,914,745	18,148,906	34,210,812
John Jeffry Louis III	79,509,046	2,554,605	34,210,812
Maria M. Miller	79,559,857	2,503,794	34,210,812
Michael E. Reed	76,186,086	5,877,565	34,210,812
Debra A. Sandler	79,471,200	2,592,451	34,210,812
Kevin M. Sheehan	62,152,631	19,911,020	34,210,812
Barbara W. Wall	79,708,201	2,355,450	34,210,812

2.
The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions
113,497,313	2,164,515	612,635

3.	The Company’s stockholders voted, on an advisory basis, on the Company’s executive compensation. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
57,071,081	24,575,671	416,899	34,210,812

4.
The Company’s stockholders did not approve an amendment to the Amended and Restated Bylaws to implement majority voting in uncontested director elections. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
79,882,258	1,998,356	183,037	34,210,812

5.
The Company’s stockholders did not approve amendments to the Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement to amend certain provisions of the Amended and Restated Certificate of Incorporation. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
79,293,441	2,546,294	223,916	34,210,812

6.
The Company’s stockholders did not approve amendments to the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to eliminate the supermajority voting requirements to amend the Amended and Restated Bylaws. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
79,184,046	2,653,722	225,883	34,210,812

7.
The Company’s stockholders did not approve amendments to the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to eliminate the supermajority voting requirements to remove directors and to appoint directors in the event that the entire Board of Directors is removed. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
79,233,644	2,579,114	250,893	34,210,812

8.
The Company’s stockholders did not approve a non-binding stockholder proposal requesting that the Board of Directors prepare an annual “journalism report” detailing the Company’s commitment to news. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
23,890,490	46,638,310	11,469,781	34,275,882

*
Broker non-votes are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it has not received voting instructions from the beneficial owner and therefore is precluded by the rules of the New York Stock Exchange (“NYSE”) from voting on a particular matter. Under NYSE rules, when a broker holding shares in “street name” does not receive voting instructions from a beneficial owner, the broker has discretionary authority to vote on certain routine matters but is prohibited from voting on non-routine matters. Brokers who did not receive instructions were not entitled to vote on the election of directors, approval of executive compensation, the proposals regarding amending the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws and the stockholder proposal, but they were entitled to vote on the ratification of the appointment of the independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GANNETT CO., INC.

Date: June 9, 2020	By:	/s/ Douglas E. Horne
Douglas E. Horne
Chief Financial Officer